Exhibit 10.13

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of August 17, 2007, among Laureate Education, Inc., a Maryland corporation (the “Parent Borrower”), each of the Subsidiaries of the Parent Borrower listed on the signature pages hereto or that becomes a party hereto pursuant to Section 8.13 (each such entity being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Parent Borrower are referred to collectively as the “Grantors”), and Goldman Sachs Credit Partners L.P. (“GSCP”), as Collateral Agent (in such capacity, the “Collateral Agent”) under the Credit Agreement (as defined below) for the benefit of the Secured Parties (which, for the purposes of this Agreement, shall include (a) any Secured Party under and as defined in Credit Agreement and (b) any Credit Card Bank (as defined below)).

W I T N E S S E T H :

WHEREAS, reference is made to that certain Credit Agreement, dated as of the date hereof, (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among the Parent Borrower, Iniciativas Culturales de Espana S.L., a Spanish limited liability company (the “Foreign Subsidiary Borrower” and, together with the Parent Borrower, the “Borrowers”), the lenders or other financial institutions or entities from time to time party thereto (the “Lenders”), Goldman Sachs Credit Partners L.P., as Administrative Agent, the Collateral Agent and other Agents party thereto;

WHEREAS, (a) pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers and the Letter of Credit Issuer has agreed to issue Letters of Credit for the account of the Parent Borrower and the Restricted Subsidiaries (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein and (b) one or more Hedge Banks may from time to time enter into Secured Hedge Agreements with the Parent Borrower and/or its Subsidiaries;

WHEREAS, pursuant to the Guarantee dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”), each Subsidiary Grantor party thereto has agreed to unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations;

WHEREAS, each Subsidiary Grantor is a direct or indirect wholly-owned Subsidiary of the Parent Borrower;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Parent Borrower to make valuable transfers to the Subsidiary Grantors in connection with the operation of their respective businesses;

WHEREAS, each Grantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

WHEREAS, it is a condition precedent to the obligation of the Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Security Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Borrowers under the Credit Agreement and to induce one or more Lenders or Affiliates of Lenders to enter into Secured Hedge Agreements with the Parent Borrower and/or its Subsidiaries, the Grantors hereby agree with the Collateral Agent, for the benefit of the Secured Parties, as follows:

1.                                            Defined Terms.

(a)                                      Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)                                      Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, and if defined in more than one article of the UCC shall have the meanings set forth in Article 9 thereof, including the following terms (which are capitalized herein): Account, Chattel Paper, Commodity Contract, Documents, Instruments, Inventory, Letter-of-Credit Right, Security Entitlement, Supporting Obligation and Tangible Chattel Paper.

(c)                                        The following terms shall have the following meanings:

“Collateral” shall have the meaning provided in Section 2.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Section 5.1 or Section 5.3.

“Collateral Agent” shall have the meaning provided in the preamble to this Security Agreement.

“Control” shall mean “control,” as such term is defined in Section 9-104 or 9-106, as applicable, of the UCC.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor (including all Copyrights) or that any Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including those listed on Schedule 1.

“Copvrights” shall mean, with respect to any Grantor, all of the following now owned or hereafter acquired by such Grantor: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country or group of countries, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country or group of countries, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule 2.

“Credit Card Bank” shall mean any Person (other than the Parent Borrower or any of its Subsidiaries) that, with respect to any Credit Card Program that is in effect on the Closing Date (or any replacement or renewal thereof), is a Lender or Agent or an Affiliate of a Lender or Agent, in its capacity as a party to such Credit Card Program.

“equipment” shall mean all “equipment,” as such term is defined in Article 9 of the UCC, now or hereafter owned by any Grantor or to which any Grantor has rights and, in any event, shall include all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Grantor or to which any Grantor has rights and any and all Proceeds, additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto; but excluding equipment to the extent it is subject to a Lien, permitted by the Credit Agreement and the terms of the Indebtedness secured by such Lien prohibit assignment of, or granting of a security interest in, such Grantor’s rights and interests therein (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Jaw), provided, that immediately upon the repayment of all Indebtedness secured by such Lien, such Grantor shall be deemed to have granted a Security Interest in all the rights and interests with respect to such equipment.

“Extensions of Credit” shall have the meaning assigned to such term in the recitals hereto.

“General Intangibles” shall mean all “general intangibles” as such term is defined in Article 9 of the UCC and, in any event, including with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guarantee with respect thereto, (c) all claims of such Grantor for damages arising out of any breach of or default thereunder and (d) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options thereunder, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in its right, title and interest in any such contract, agreement, instrument or indenture (i) is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, (ii) would not give any other party to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the other parties thereto (other than to the extent that any such prohibition or consent requirement referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9 409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents), provided that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

“Grantor” shall have the meaning assigned to such term in the recitals hereto.

“Intellectual Property” shall mean all of the following now owned or hereafter created or acquired by any Grantor: (A) all Copyrights, Trademarks and Patents, and (B) all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise now owned or hereafter acquired, including (a) all goodwill of any business connected with the use of or symbolized by any Trademarks, trade secrets, know-how, customer lists, processes of production, ideas, confidential business information, techniques, processes, formulas and all other proprietary information, and (b) rights, priorities and privileges relating to the Copyrights, the Patents, the Trademarks and the Licenses and all rights to sue at law or in equity for any past, present or future infringement, misappropriation, dilution or other impairment thereof, including the right to receive all Proceeds therefrom, in each case to the extent the grant by such Grantor of a Security Interest pursuant to this Security Agreement in any such rights, priorities and privileges relating to intellectual property (i) is not prohibited by any contract, agreement or other instrument governing such rights, priorities and privileges without the consent of any other party thereto, (ii) would not give any other party to any such contract, agreement or other instrument the right to terminate its obligations thereunder or (iii) is permitted with consent if all necessary consents to such grant of a Security Interest have been obtained from the relevant parties (other than to the extent that any such prohibition or consent requirement referred to in clauses (i), (ii) and (iii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents).

“Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements and Commodity Contracts of any Grantor (other than (i) as pledged pursuant to the Pledge Agreement and (ii) solely with respect to the Secured Obligations, any Stock or Stock Equivalents of any Foreign Subsidiary in excess of 65% of the outstanding class of such Stock or Stock Equivalents), whether now or hereafter acquired by any Grantor, except, in each case, to the extent the grant by a Grantor of a Security Interest therein pursuant to this Security Agreement in its right, title and interest in any such Investment Property (i) is prohibited by any contract, agreement, instrument or indenture governing such Investment Property without the consent of any other party thereto unless such consent has been expressly obtained, or (ii) would give any other party to any such contract, agreement, instrument or indenture the right to terminate its obligations thereunder (other than to the extent that any such prohibition referred to in clauses (i) and (ii) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) (it being understood that the foregoing shall not be deemed to obligate any Grantor to seek or obtain any such consents referred to in clauses (i) or (ii) above); provided that, the only Stock and Stock Equivalents of Fleet Street International Universities CV which shall be Investment Property are (x) Stock and Stock Equivalents of Fleet Street International Universities CV held directly by the Parent Borrower equal to 42.74% of the total outstanding and Stock Equivalents of Fleet Street International Universities CV, and (y) Stock and Stock Equivalents of Fleet Street International Universities CV held directly by Laureate Education International, Ltd. equal to 22.26% of the total outstanding and Stock Equivalents of Fleet Street International Universities CV, so that the aggregate amount of Stock and Stock Equivalents of Fleet Street International Universities CV which constitutes Investment Property is limited to 65% of the total Stock and Stock Equivalents of Fleet Street International Univerities CV.

“License” shall mean any Patent License, Trademark License or Copyright License.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor (including all Patents) or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, have made, use, import or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement, including those listed on Schedule 3.

“Patents” shall mean, with respect to any Grantor, all of the following now owned or hereafter acquired by such Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, and (b) all reissues, continuations, divisions, continuations-in-part or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, have made, use, import and/or sell the inventions disclosed or claimed therein, including those listed on Schedule 4.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC and, in any event, shall include with respect to any Grantor, any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received by or held on behalf of the Collateral Agent, (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License, and (v) past, present or future misappropriation of any trade secret now or hereafter owned by any Grantor and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Security Agreement” shall mean this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Interest” shall have the meaning provided in Section 2.

“Secured Obligations” shall mean (i) Obligations and (ii) all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under (x) any purchasing card program established to enable headquarters and field staff of a Grantor to purchase goods and supplies from vendors and (y) any travel and entertainment card program established to enable headquarters and field staff of a Grantor to make payments for expenses incurred related to travel and entertainment (collectively, “Credit Card Program”) entered into in the ordinary course of business by and between any Grantor and a Credit Card Bank; provided that the aggregate principal amount of the obligations secured pursuant to clause (ii) shall at no time exceed $1,000,000.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor (including any Trademark) or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, including those listed on Schedule l·

“Trademarks” shall mean, with respect to any Grantor, all of the following now owned or hereafter acquired by such Grantor: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill, including those listed on Schedule 6 hereto.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the

Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

(d)                                       The words “hereof ‘, “herein”, “hereto” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section, subsection, clause and Schedule references are to this Security Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(e)                                        The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f)                                         Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(g)                                        References to “Lenders” in this Security Agreement shall be deemed to include Affiliates of any Lender that may from time to time enter into Secured Hedge Agreements with the Parent Borrower and/or its Subsidiaries.

2.                                             Grant of Security Interest.

(a)                                       Each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a lien on and security interest in (the “Security Interest”), all of its right, title and interest in, to and under all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(i)                                           all Accounts;

(ii)                                        all Chattel Paper;

(iii)                                     all Documents;

(iv)                                    all equipment;

(v)                                       all General Intangibles;

(vi)                                    all Instruments;

(vii)                                 all Intellectual Property;

(viii)                              all Inventory;

(ix)                                    all Investment Property;

(x)                                       all Letters of Credit and Letter-of-Credit Rights;

(xi)                                    all Supporting Obligations;

(xii)                                 all Collateral Accounts;

(xiii)                              all books and records pertaining to the Collateral;

(xiv)                             the extent not otherwise included, all Proceeds and products of any and all of the foregoing;

provided, (x) the Collateral for any Secured Obligations shall not include any Excluded Stock and Stock Equivalents with respect to such Secured Obligations, (y) that none of the items included in clauses (i) through (xiv) above shall constitute Collateral to the extent (and only to the extent) that the grant of the Security Interest therein would violate any Requirement of Law applicable to such Collateral (other than to the extent that any such Requirement of Law would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) and (z) the Collateral shall not include any “intent-to-use” Trademark application prior to the filing of and acceptance by the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration issuing from such “intent-to-use” Trademark application under applicable federal law.

(b)                                       Each Grantor hereby irrevocably authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements and, with notice to the Parent Borrower, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the Security Interests of the Collateral Agent under this Security Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets’’, “all personal property” or words of similar effect. Each Grantor hereby also authorizes the Collateral Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction to the Collateral Agent.

Each Grantor hereby agrees to provide to the Collateral Agent, promptly upon request, any information reasonably necessary to effectuate the filings or recordings authorized by this Section 2(b) including the Intellectual Property filings referred to below.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted hereunder by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors, as the case may be, as debtors and the Collateral Agent as secured party, provided that, at the reasonable request of the Collateral Agent, each Grantor agrees to execute any such documents to be so filed.

The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

3.                                             Representations and Warranties. Each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party on the date hereof that:

3.1                                      Title; No Other Liens. Except for (a) the Security Interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Security Agreement, (b) the Liens permitted by the Credit Agreement and (c) any Liens securing Indebtedness which is no longer outstanding or any Liens with respect to commitments to lend which have been terminated, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral that evidences a Lien securing any material Indebtedness is on file or of record in any public office, except such as (i) have been filed in favor of the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Security Agreement or (ii) are permitted by the Credit Agreement.

3.2                                      Perfected First Priority Liens.

(a)                                         This Security Agreement is effective to create in favor of the Collateral Agent, for its benefit and for the benefit of the Secured Parties, legal, valid and enforceable Security Interests in the Collateral, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

(b)                                         Subject to the limitations set forth in clause (c) of this Section 3.2, the Security Interests granted pursuant to this Security Agreement (i) will constitute valid and perfected Security Interests in the Collateral (as to which perfection may be obtained by the filings or other actions described in clause (A), (B) or (C) of this paragraph) in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, upon (A) the filing in the applicable filing offices listed on Schedule I hereto of all financing statements, in each case, naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral, (B) delivery to the Collateral Agent (or its bailee) of all

Instruments, Chattel Paper, Certificated Securities and negotiable Documents in each case, properly endorsed for transfer in blank and (C) completion of the filing, registration and recording of a fully executed agreement in the form hereof (or a supplement hereto) and containing a description of all Collateral constituting Intellectual Property in the United States Patent and Trademark Office (or any successor office) within the three month period (commencing as of the date hereof) or, in the case of Collateral constituting Intellectual Property acquired after the date hereof, thereafter pursuant to 35 USC § 261 and 15 USC § 1060 and the regulations thereunder with respect to United States issued Patents and Patent applications and United States registered Trademarks and Trademark applications and in the United States Copyright Office (or any successor office) within the one month period (commencing as of the applicable date of acquisition or filing) or, in the case of Collateral constituting Intellectual Property acquired after the date hereof, thereafter with respect to United States registered Copyrights pursuant to 17 USC § 205 and the regulations thereunder as soon as reasonably practicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction to the extent that a security interest may be perfected by such filings, registrations and recordings, and (ii) are prior to all other Liens on the Collateral other than Liens permitted pursuant to Section 10.2 of the Credit Agreement.

(c)                                               Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the Security Interests granted by this Security Agreement (including Security Interests in cash, cash accounts and Investment Property) by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant State(s), (ii) filings in the United States Patent and Trademark Office, United States Copyright Office, or successor offices, that are necessary or advisable for the purpose of perfecting, confirming, enforcing, or protecting the Security Interests granted in certain Intellectual Property and (iii) delivery to the Collateral Agent (or its bailee) to be held in its possession of all Collateral consisting of Tangible Chattel Paper, Instruments or any Certificated Securities, in each case, properly endorsed for transfer to the Collateral Agent or in blank, with a fair market value in excess of $1,500,000 individually.

(d)                                                It is understood and agreed that the Security Interests in cash and Investment Property created hereunder shall not prevent the Grantors from using such assets in the ordinary course of their respective businesses.

3.3                                             Grantor Information.

Schedule II hereto sets forth under the appropriate headings as of the Closing Date: (1) the full legal name of such Grantor, (2) to the knowledge of the Grantor, all trade names or other names under which such Grantor currently conducts business, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction where the chief executive office of such Grantor is located.

3.4                                             Intellectual Property.

Schedule I hereto sets forth all of each Grantor’s Copyright Licenses in which a Grantor is the exclusive licensee of any United States registered Copyright. Schedule 2 hereto sets forth, in proper form for filing with the United States Copyright Office, all of each Grantor’s United States Copyright registrations. Schedule 3 hereto sets forth all of each Grantor’s Patent Licenses in which a Grantor is the exclusive licensee of any United States issued Patents or Patent applications. Schedule 4 hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each Grantor’s United States issued Patents and Patent applications. Schedule 5 hereto sets forth all of each Grantor’s Trademark Licenses in which a Grantor is the exclusive licensee of any Trademarks registered or applied for in the United States. Schedule 6 hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each Grantor’s United States Trademark registrations and applications.

4.                                              Covenants. Each Grantor hereby covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Security Agreement until the Secured Obligations (except for contingent indemnification obligations in respect of which a claim has not yet been made) are paid in full, the Commitments are terminated and no Letter of Credit remains outstanding:

4.1                                      Maintenance of Perfected Security Interest; Further Documentation.

(a)                                         Such Grantor shall maintain the Security Interest created by this Security Agreement as a perfected Security Interest having at least the priority described in Section 3.1 and shall defend such Security Interest against the claims and demands of all Persons whomsoever, in each case subject to Section 3.2(c).

(b)                                          Such Grantor will furnish to the Collateral Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request.

(c)                                          Subject to clause (d) below and Section 3.2(c), each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents, including all applicable documents required under Section 3.2(b)(C)), which may be required under any applicable law, or which the Collateral Agent or the Required Lenders may reasonably request, in order (i) to grant, preserve, protect and perfect the validity and priority of the Security Interests created or intended to be created hereby or (ii) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Security Interests created hereby and all applicable documents required under Section 3.2(b)(C), all at the expense of such Grantor.

(d)                                       Notwithstanding anything in this Section 4.1 to the contrary, (i) with respect to any assets created or acquired by such Grantor after the date hereof that are required by the Credit Agreement to be subject to the Lien created hereby or (ii) with respect to any Person that, subsequent to the date hereof, becomes a Subsidiary that is required by the Credit Agreement to become a party hereto, the relevant Grantor after the acquisition or creation thereof shall promptly take all actions required by the Credit Agreement, this Section 4.1 or Section 4.5 below.

4.2                                      Damage or Destruction of Collateral. The Grantors agree promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

4.3                                     Notices. Each Grantor will advise the Collateral Agent and the Lenders promptly, in reasonable detail, of any Lien of which it has knowledge (other than the Security Interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect, in any material respect, the ability of the Collateral Agent to exercise any of its remedies hereunder.

4.4                                      Changes in Grantor Information or Status. Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Credit Agreement, no Grantor shall change its name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), type of organization or jurisdiction of organization or, in the case of any Grantor which is a general partnership, the sole place of business or chief executive office, unless it shall have (a) notified the Collateral Agent in writing at least ten (10) days prior to any such change (or such later date as is reasonably acceptable to the Collateral Agent) identifying such new proposed name, identity, corporate structure, type of organization or jurisdiction of organization or, in the case of any Grantor which is a partnership, the sole place of business or chief executive office and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s Security Interest in the Collateral granted or intended to be granted and agreed to hereby.

4.5                                     Acquisition of Additional Intellectual Property. Within 30 days after the end of each Calendar quarter each Grantor shall provide a list of any additional applications for or registrations of Intellectual Property of such Grantor not previously disclosed to the Collateral Agent including such information as is necessary for Grantor to make appropriate filings in the United States Patent and Trademark Office and the United States Copyright Office.

5.                                            Remedial Provisions.

5.I                                        Certain Matters Relating to Accounts.

(a)                                       At any time after the occurrence and during the continuance of an Event of Default and after giving reasonable notice to the Parent Borrower and any other relevant Grantor, the Administrative Agent shall have the right, but not the obligation, to instruct the Collateral Agent to (and upon such instruction, the Collateral Agent shall) make test verifications of the Accounts in any manner and through any medium that the Administrative Agent reasonably considers advisable, and each Grantor shall furnish all such assistance and information as such Agent may require in connection with such test verifications. Such Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b)                                           The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. Ifrequired in writing by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of and on terms and conditions reasonably satisfactory to the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identi1’ying in reasonable detail the nature and source of the payments included in the deposit.

(c)                                             At the Collateral Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including all original orders, invoices and shipping receipts.

(d)                                           Upon the occurrence and during the continuance of an Event of Default, a Grantor shall not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon if the Collateral Agent shall have instructed the Grantors not to grant or make any such extension, credit, discount, compromise or settlement under any circumstances during the continuance of such Event of Default.

5.2                                      Communications with Credit Parties; Grantors Remain Liable.

(a)                                           The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, after giving reasonable notice to the relevant Grantor of its intent to do so, communicate with obligors under the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

(b)                                            Upon the written request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Accounts that the Accounts have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)                                            Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3                                      Proceeds to be Turned Over To Collateral Agent. In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and the Collateral Agent so requires by notice in writing to the relevant Grantor (it being understood that the exercise of remedies by the Secured Parties in connection with an Event of Default under Section 12.5 of the Credit Agreement shall be deemed to constitute a request by the Collateral Agent for the purposes of this sentence and in such circumstances, no such written notice shall be required), all Proceeds received by any Grantor consisting of cash, checks and other near cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its dominion and control and on terms and conditions reasonably satisfactory to the Collateral Agent. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.4.

5.4                                     Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt in the order specified in Section 12 of the Credit Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

5.5                                      Code and Other Remedies. Ifan Event of Default shall occur and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or any other applicable law or in equity and also may with notice to the relevant Grantor, sell the Collateral or any part thereof in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or elsewhere for cash or on credit or for future delivery at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent and any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Secured Obligations. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Grantor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request to assemble the Collateral and make it available to the Collateral Agent, at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.5 in accordance with the provisions of Section 5.4.

5.6                                      Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

5.7                                      Amendments, etc. with Respect to the Secured Obligations; Waiver of Rights. Each Grantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (a) any demand for payment of any of the Secured Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Secured Obligations continued, (b) the Secured Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Credit Agreement, the other Credit Documents, the Letters of Credit and any other documents executed and delivered in connection therewith and the Secured Hedge Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be, or, in the case of any Secured Hedge Agreement, the Hedge Bank party thereto) may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for this Security Agreement or any property subject thereto. When making any demand hereunder against any Grantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Grantor or any other Person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any Parent Borrower or any Grantor or any other Person or any release of any Parent Borrower or any Grantor or any other Person shall not relieve any Grantor in respect of which a demand or collection is not made or any Grantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5.8                                             License to Use Intellectual Propertv. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies hereunder at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent such Grantor has the right to do so, an irrevocable, assignable, non-exclusive license to use, license or sublicense any of the Intellectual Property now owned or held, or hereafter acquired, by such Grantor, wherever the same may be located. To the extent permitted, such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

6.                                                   The Collateral Agent.

6.1                                            Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)                                              Each Grantor hereby appoints, which appointment is irrevocable and coupled with an interest, effective upon the occurrence and during the continuance of an Event of Default, the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, either in the Collateral Agent’s name or in the name of such Grantor or otherwise, without assent by such Grantor, to do any or all of the following, in each case after the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent of its intent to do so:

(i)                                     take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;

(ii)                                  in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Parties’ Security Interest in such Intellectual Property;

(iii)                               pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iv)                              execute, in connection with any sale provided for in Section 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(v)                                 obtain and adjust insurance required to be maintained by such Grantor pursuant to Section 9.3 of the Credit Agreement;

(vi)                              direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii)                           ask or demand for, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

(viii)                        sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;

(ix)                              commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;

(x)                                 defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xi)                              settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate (with such Grantor’s consent to the extent such action or its resolution could materially affect such Grantor or any of its Affiliates in any manner other than with respect to its continuing rights in such Collateral);

(xii)                           assign any Intellectual Property, throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and

(xiii)                        generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that (i) it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing; and (ii) no United States “intent-to-use” trademark or servicemark applications shall be assigned to the Collateral Agent or any third party until an amendment to allege use or a statement of use has been filed under 15 U.S.C. § 150l(d) and accepted by the United States Patent and Trademark Office, except to a successor to the business (or the portion of the business) to which the mark pertains, if that business is ongoing and existing.

(b)                                       If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                                        The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)                                        Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the Security Interests created hereby are released.

6.2                                    Dutv of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under

Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3                                             Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Security Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement, and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.4                                             Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional.

Release.

6.5                                             Continuing Security Interest; Assignments Under the Credit Agreement;

(a)                                              This Security Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Grantor and the successors and assigns thereof and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all Secured Obligations under the Credit Documents (other than any contingent indemnity obligations not then due) and the obligations of each Grantor under this Security Agreement shall have been satisfied by payment in full, the Commitments shall be terminated and no Letters of Credit shall be outstanding (or all such Letters of Credit shall have been Cash Collateralized), notwithstanding that from time to time during the term of the Credit Agreement and any Secured Hedge Agreement the Credit Parties may be free from any Secured Obligations.

(b)                                       A Subsidiary Grantor shall automatically be released from its obligations hereunder if it ceases to be a Guarantor in accordance with Section 14.1of the Credit Agreement.

(c)                                        The Security Interest granted hereby in any Collateral shall automatically be released (i) to the extent provided in Section 14.1 of the Credit Agreement and (ii) upon the effectiveness of any written consent to the release of the Security Interest granted hereby in such Collateral pursuant to Section 14.1 of the Credit Agreement. Any such release in connection with any sale, transfer or other disposition of such Collateral shall result in such Collateral being sold, transferred or disposed of, as applicable, free and clear of the Lien and Security Interest created hereby.

(d)                                       In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.5 shall be without recourse to or warranty by the Collateral Agent.

6.6                                     Reinstatement. Each Grantor further agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

6.7                                     Further Assurances. Subject to Section 3.2(c) hereof, each Grantor agrees that at any time and from time to time, at the expense of such Grantor, it will execute or otherwise authorize the filing of any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Collateral Agent or the Administrative Agent may reasonably request, in order (x) to perfect and protect any pledge, assignment of security interest granted or purported to be granted hereby (including the priority thereof) or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

7.                                             Collateral Agent As Agent.

(a)                                         GSCP has been appointed to act as the Collateral Agent under the Credit Agreement, by the Lenders under the Credit Agreement and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Security Agreement and the Credit Agreement, provided that the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for in Section 5 in accordance with the instructions of Required Lenders. In furtherance of the foregoing provisions of this Section 7(a), each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the ratable benefit of the applicable Lenders and Secured Parties in accordance with the terms of this Section 7(a).

(b)                                       The Collateral Agent shall at all times be the same Person that is the Collateral Agent under the Credit Agreement. Written notice of resignation by the Collateral Agent pursuant to Section 13.9 of the Credit Agreement shall also constitute notice of resignation as Collateral Agent under this Security Agreement; removal of the Collateral Agent shall also constitute removal under this Security Agreement; and appointment of a Collateral Agent pursuant to Section 13.9 of the Credit Agreement shall also constitute appointment of a successor Collateral Agent under this Security Agreement. Upon the acceptance of any appointment as Collateral Agent under Section 13.9 of the Credit Agreement by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent under this Security Agreement, and the retiring or removed Collateral Agent under this Security Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Security Agreement, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the Security Interests created hereunder, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations under this Security Agreement. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Security Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was Collateral Agent hereunder.

(c)                                         The Collateral Agent shall not be deemed to have any duty whatsoever with respect to any Secured Party that is a counterparty to a Secured Hedge Agreement the obligations under which constitute Secured Obligations, unless it shall have received written notice in form and substance satisfactory to the Collateral Agent from a Grantor or any such Secured Party as to the existence and terms of the applicable Secured Hedge Agreement.

8.                                             Miscellaneous.

8.1                                     Amendments in Writing. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Grantor and the Collateral Agent in accordance with Section 14.1 of the Credit Agreement.

8.2                                    Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Parent Borrower at the Parent Borrower’s address set forth in Section 14.2 of the Credit Agreement.

8.3                                    No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4                                      Enforcement Expenses; Indemnification.

(a)                                       Each Grantor agrees to pay any and all reasonable out of pocket expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by any Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Secured Obligations and/or enforcing any rights with respect to, or collecting against, such Grantor under this Security Agreement.

(b)                                       Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

(c)                                        Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Security Agreement to the extent the Parent Borrower would be required to do so pursuant to Section 14.5 of the Credit Agreement.

(d)                                       The agreements in this Section 8.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.

8.5                                      Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Collateral Agent except pursuant to a transaction permitted by the Credit Agreement.

8.6                                     Counterparts. This Security Agreement may be executed by one or more of the parties to this Security Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Security Agreement signed by all the parties shall be lodged with the Collateral Agent and the Parent Borrower.

8.7                                      Severability. Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.8                                      Section Headings. The Section headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9                                      Integration. This Security Agreement together with the other Credit Documents represents the agreement of each of the Grantors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

8.10                               GOVERNING LAW. THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.11                               Submission To Jurisdiction Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)                                        submits for itself and its property in any legal action or proceeding relating to this Security Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                       consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                        agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 8.2 or at such other address of which such Person shall have been notified pursuant thereto;

(d)                                      agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and

(e)                                       waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

8.12                              Acknowledgments. Each party hereto hereby acknowledges that:

(a)                                      it has been advised by counsel in the negotiation, execution and delivery of this Security Agreement and the other Credit Documents to which it is a party;

(b)                                        neither the Collateral Agent nor any other Agent or Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Security Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent, each other Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                         no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders, the Agents and any other Secured Party or among the Grantors and the Lenders, the Agents and any other Secured Party.

8.13                              Additional Grantors. Each Subsidiary of the Parent Borrower that is required to become a party to this Security Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor herein, for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex A hereto. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

8.14                              WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO TIDS SECURITY AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

LAUREATE EDUCATION, INC., as Grantor

By:	/s/ Robert W. Zentz
	Name:	Robert W. Zentz
	Title:	Sr. Vice President, Secretary

[Laureate Education, Inc. - Security Agreement]

LAUREATE VENTURES, INC., as Grantor

By:	/s/ Robert W. Zentz
	Name:	Robert W. Zentz
	Title:	Vice President

[Laureate Education, Inc. - Security Agreement]

LAUREATE INTERNATIONAL UNIVERSITIES, INC., as Grantor

By:	/s/ Robert W. Zentz
	Name:	Robert W. Zentz
	Title:	Vice President

[Laureate Education, Inc. - Security Agreement]

INTERNATIONAL UNIVERSITY VENTURES, LTD., as Grantor

By:	/s/ Robert W. Zentz
	Name:	Robert W. Zentz
	Title:	Vice President

[Laureate Education, Inc. - Security Agreement]

LAUREATE PROPERTIES, INC. (DELAWARE), as Grantor

By:	/s/ Robert W. Zentz
	Name:	Robert W. Zentz
	Title:	Vice President

[Laureate Education, Inc. - Security Agreement]

POST-SECONDARY EDUCATION ACQUISITION CORPORATION, as Grantor

By:	/s/ Robert W. Zentz
	Name:	Robert W. Zentz
	Title:	Vice President

[Laureate Education, Inc. - Security Agreement]

LAUREATE BAGBY INVESTORS LLC, as Grantor

By:	/s/ Robert W. Zentz
	Name:	Robert W. Zentz
	Title:	Sr. Vice President, Secretary of Laureate Education, Inc., sole member

[Laureate Education, Inc. - Security Agreement]

WALDEN E-LEARNING, INC., as Grantor

By:	/s/ Robert W. Zentz
	Name:	Robert W. Zentz
	Title:	Vice President

[Laureate Education, Inc. - Security Agreement]

THE CANTER GROUP OF COMPANIES, LLC, as Grantor

By:	/s/ Robert W. Zentz
	Name:	Robert W. Zentz
	Title:	Sr. Vice President, Secretary of Laureate Education, Inc., sole member

[Laureate Education, Inc. - Security Agreement]

LAUREATE EDUCATION INTERNATIONAL LTD., as Grantor

By:	/s/ Robert W. Zentz
	Name:	Robert W. Zentz
	Title:	Vice President

[Laureate Education, Inc. - Security Agreement]

TUITION FINANCE, INC., as Grantor

By:	/s/ Robert W. Zentz
	Name:	Robert W. Zentz
	Title:	Vice President

[Laureate Education, Inc. - Security Agreement]

CANTER AND ASSOCIATES, LLC, as Grantor

By:	/s/ Robert W. Zentz
	Name:	Robert W. Zentz
	Title:	Vice President of The Canter Group of Companies, LLC the sole member

[Laureate Education, Inc. - Security Agreement]

EDUCATIONAL SATELLITE SERVICES, INC., as Grantor

By:	/s/ Robert W. Zentz
	Name:	Robert W. Zentz
	Title:	Vice President

[Laureate Education, Inc. - Security Agreement]

WALL STREET INTERNATIONAL HOLDINGS — US I, INC., as Grantor

By:	/s/ Robert W. Zentz
	Name:	Robert W. Zentz
	Title:	Vice President

[Laureate Education, Inc. - Security Agreement]

FLEET STREET AVIATION, LLC, as Grantor

By:	/s/ Robert W. Zentz
	Name:	Robert W. Zentz
	Title:	Sr. Vice President, Secretary of Laureate Education, Inc., sole member

[Laureate Education, Inc. - Security Agreement]

LEI ADMINISTRATION, INC., as Grantor

By:	/s/ Robert W. Zentz
	Name:	Robert W. Zentz
	Title:	Vice President

[Laureate Education, Inc. - Security Agreement]

GOLDMAN SACHS CREDIT PARTNERS L.P., as Collateral Agent

By:	/s/ Bruce H. Mendelsohn
	Name:	Bruce H. Mendelsohn
	Title:	Authorized Signatory

[Laureate Education, Inc. - Security Agreement]

Schedule 1

to Security Agreement

Copyright Licenses

None.

Schedule 2

to Security Agreement

Copyrights

Registrations:

OWNER	TITLE	REGISTRATION NUMBER
Canter & Associates, Inc.	Assertive discipline for parents workshop kit: leader’s guide	TX-2-182-296
Canter & Associates, Inc.	Assertive discipline: phase 2: leader’s manual	TX-2-213-532
Canter & Associates, Inc.	Assertive discipline: follow-up guidebook	TX-2-213-554
Canter & Associates, Inc.	Lee Canter’s assertive discipline: parent resource guide	TX-2-213-556
Canter & Associates, Inc.	Lee Canter’s assertive discipline: positive reinforcement activities: secondary, grades 7-12	TX-2-213-557
Canter & Associates, Inc.	Assertive discipline in-service workshop teacher packet: phase 1	TX-2-213-558
Canter & Associates, Inc.	Lee Canter’s assertive discipline for paraprofessionals	TX-2-213-559
Canter & Associates, Inc.	Assertive discipline: phase 2 teacher workbook: K-12	TX-2-213-560
Canter & Associates, Inc.	Lee Canter’s assertive discipline schoolwide positive activities: grades K-6	TX-2-213-561
Canter & Associates, Inc.	Lee Canter’s assertive discipline for bus drivers	TX-2-213-562
Canter & Associates, Inc.	Lee Canter’s assertive discipline awards for reinforcing: positive behavior: primary, grades K-3	TX-2-213-563

Canter & Associates, Inc.	Lee Canter’s assertive discipline bulletin boards for reinforcing positive behavior: primary, grades 1-3	TX-2-213-564
Canter & Associates, Inc.	Lee Canter’s assertive discipline bulletin boards for reinforcing positive behavior: intermediate, grades 4-6	TX-2-213-565
Canter & Associates, Inc.	Lee Canter’s assertive discipline awards for reinforcing positive behavior: intermediate, grades 4-6	TX-2-213-566
Canter & Associates, Inc.	Assertive discipline workshop leader’s manual	TX-2-213-932
Canter & Associates, Inc.	Lee Canter’s homework without tears	TX-2-240-015
Laureate Education, Inc.	Habits of mind: thinking skills to promote self-directed learning	PA-1-367-170
Laureate Education, Inc.	Collaborative action research: EDUC 6620	PA-1-367-171
Laureate Education, Inc.	Effective teaching using learning styles and multiple intelligences	PA-1-367-172
Laureate Education, Inc.	Teacher as professional	PA-1-367-173
Laureate Education, Inc.	Instructional models and strategies	PA-1-367-174
Laureate Education, Inc.	Foundations of reading and literacy	PA-1-367-175
Laureate Education, Inc.	Strategies for literacy instructions: pt. 1	PA-1-367-176
Laureate Education, Inc.	Strategies for literacy instructions: pt. 2	PA-1-367-177
Laureate Education, Inc.	Supporting the struggling reader	PA-1-367-178
Laureate Education, Inc.	Planning and managing the classroom literacy program	PA-1-367-179
Laureate Education, Inc.	Designing curriculum, instruction, and assessment: pt. 2	PA-1-367-180
Laureate Education, Inc.	Elementary mathematics: number and operations: grades K-5	PA-1-367-181

Laureate Education, Inc.	Elementary mathematics: geometry and measurement: grades K-5	PA-1-367-182
Laureate Education, Inc.	Algebra: grades K-5	PA-1-367-183
Laureate Education, Inc.	Elementary mathematics: data analysis and probability: grades K-5	PA-1-367-184
Laureate Education, Inc.	Number and operations: grades 6-8	PA-1-367-185
Laureate Education, Inc.	Geometry and measurement: grades 6-8	PA-1-367-186
Laureate Education, Inc.	Algebra: grades 6-8	PA-1-367-187
Laureate Education, Inc.	Data analysis and probability: grades 6-8	PA-1-367-188
Laureate Education, Inc.	Designing curriculum, instruction, and assessment: pt. 1	PA-1-367-790
Laureate Education, Inc.	Elementary mathematics: data analysis and probability	TX-6-524-253
Laureate Education, Inc.	Number and operations: grades 6-8	TX-6-524-254
Laureate Education, Inc.	Geometry and measurement: grades 6-8	TX-6-524-255
Laureate Education, Inc.	Data analysis and probability: grades 6-8	TX-6-524-256
Laureate Education, Inc.	Algebra: grades 6-8	TX-6-524-257
Laureate Education, Inc.	Designing curriculum, instruction, and assessment: pt. 1	TX-6-524-258
Laureate Education, Inc.	Elementary mathematics: algebra	TX-6-524-259
Laureate Education, Inc.	Elementary mathematics: geometry and measurement	TX-6-524-260
Laureate Education, Inc.	Designing curriculum, instruction, and assessment	TX-6-524-261
Laureate Education, Inc.	Elementary mathematics: number and operations	TX-6-524-262
Laureate Education, Inc.	Supporting the struggling reader	TX-6-524-263
Laureate Education, Inc.	Planning and managing the classroom literacy program	TX-6-524-264
Laureate Education, Inc.	Instructional models and strategies	TX-6-524-265

Laureate Education, Inc.	Foundation of reaching and literacy development	TX-6-524-266
Laureate Education, Inc.	Strategies for literacy instruction: pt. 1	TX-6-524-267
Laureate Education, Inc.	Strategies for literacy instruction: pt. 2	TX-6-524-268
Laureate Education, Inc.	Teacher as professional	TX-6-524-269
Laureate Education, Inc.	Collaborative action research	TX-6-524-270
Laureate Education, Inc.	Habits of mind: thinking skills to promote self-directed learning	TX-6-524-271
Laureate Education, Inc.	Effective teaching using learning styles and multiple intelligences	TX-6-524-272
Walden University, Inc.	Petition for credit for learning derived from life experience	TX-182-370
Walden University, Inc.	Proposal critique form	TX-208-414
Walden University, Inc.	Syllabus, educational change seminar	TX-220-179
Walden University, Inc.	Dissertation evaluation	TX-251-847

Schedule 3

to Security Agreement

Patent Licenses

None.

Schedule 4

to Security Agreement

Patents

Registration:

OWNER	PATENT NUMBER	TRADEMARK
Laureate Education, Inc.	6,749,434	SYSTEM AND METHOD FOR CONDUCTING A LEARNING SESSION USING TEACHER AND STUDENT WORKBOOKS

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK
Laureate Education, Inc.	10/355060	SYSTEM AND METHOD FOR SELECTING INSTRUCTION MATERIAL
Laureate Education, Inc.	11/727048	GRADING STUDENTS USING TEACHER WORKBOOK
Laureate Education, Inc.	11/727049	GENERATING STUDENT PROFILES BASED ON ASSESSMENT/DIAGNOSTIC TEST AND STUDENT DESCRIPTION
Laureate Education, Inc.	11/727050	UPDATING STUDENT RECORDS IN STUDENT PROFILES
Laureate Education, Inc.	60/846335	VIRTUAL TRAINING SYSTEM

Schedule 5

to Security Agreement

Trademark Licenses

None.

Schedule 6

to Security Agreement

Trademarks

Registrations:

OWNER	REGISTRATION NUMBER	DESCRIPTION
Canter & Associates, Inc.	3,187,761	ALLOCATING RESOURCES STRATEGICALLY AND STRUCTURING THE ORGANIZATION FOR LEARNING
Canter & Associates, Inc.	1,123,876	ASSERTIVE DISCIPLINE
Canter & Associates, Inc.	2,154,187	CANTER AND DESIGN
Canter & Associates, Inc.	3,197,110	COLLABORATING WITH FAMILIES AND COMMUNITIES FOR STUDENT SUCCESS
Canter & Associates, Inc.	2,713,119	COURSEPLUS
Canter & Associates, Inc.	2,296,345	DEVELOPING LIFELONG LEARNERS
Canter & Associates, Inc.	2,652,794	HELPING STUDENTS BECOME SELF-DIRECTED LEARNERS
Canter & Associates, Inc.	1,414,525	HOMEWORK WITHOUT TEARS
Canter & Associates, Inc.	3,197,109	IMPLEMENTING CONTINUOUS SCHOOL IMPROVEMENT
Canter & Associates, Inc.	2,526,291	INCLUDING STUDENTS WITH SPECIAL NEEDS IN THE REGULAR CLASSROOM
Canter & Associates, Inc.	2,541,815	INCLUDING STUDENTS WITH SPECIAL NEEDS IN THE REGULAR CLASSROOM
Canter & Associates, Inc.	2,374,021	LEARNING DIFFERENCES: EFFECTIVE TEACHING WITH LEARNING STYLES AMD MULTIPLE INTELLIGENCES
Canter & Associates, Inc.	3,039,323	LEE CANTER’S ASSERTIVE DISCIPLINE
Canter & Associates, Inc.	3,052,341	LEE CANTER’S ASSERTIVE DISCIPLINE TEACHER’S PLAN BOOK PLUS

Canter & Associates, Inc.	3,033,621	LEE CANTER’S HOMEWORK WITHOUT TEARS
Canter & Associates, Inc.	2,991,439	LEE CANTER’S PARENTS ON YOUR SIDE
Canter & Associates, Inc.	2,728,363	PROFESSIONAL TEACHER.COM
Canter & Associates, Inc.	2,739,783	SUPPORTING THE STRUGGLING READER
Canter & Associates, Inc.	1,854,915	THE HIGH-PERFORMING TEACHER
Canter & Associates, Inc.	3,004,853	USING DATA TO STRENGTHEN SCHOOLS
Laureate Education, Inc.	1,508,958	LAUREATE
Laureate Education, Inc.	3,254,073	LAUREATE
Laureate Education, Inc.	3,252,190	LAUREATE INTERNATIONAL UNIVERSITIES
Laureate Education, Inc.	3,265,586	TU MUNDO. PUEDE SER EL MUNDO ENTERO.
Laureate Education, Inc.	2,619,083	WEBED
Laureate Education, Inc.	2,623,217	WEBED AND DESIGN
Laureate Education, Inc.	3,237,838	YOUR WORLD. CAN BE THE WHOLE WORLD.
Walden University, Inc.	2,728,349	AMERICA’S PREMIER ONLINE UNIVERSITY
Walden University, Inc.	2,677,433	NATIONAL TECHNOLOGICAL UNIVERSITY
Walden University, Inc.	1,398,023	NTU AND DESIGN
Walden University, Inc.	2,712,892	WALDEN UNIVERSITY

Applications:

OWNER	APPLICATION NUMBER	DESCRIPTION
Laureate Education, Inc.	76/615,949	A DEGREE WITH PURPOSE
Laureate Education, Inc.	76/615,929	A HIGHER DEGREE. A HIGHER PURPOSE.
Laureate Education, Inc.	76/618,561	A HIGHER DEGREE FOR A HIGHER PURPOSE
Laureate Education, Inc.	76/615,323	A HIGHER DEGREE OF PURPOSE

Laureate Education, Inc.	77/108,560	A HIGHER DEGREE OF SUCCESS
Laureate Education, Inc.	76/566,476	LAUREATE
Laureate Education, Inc.	76/566,475	LAUREATE INTERNATIONAL UNIVERSITIES
Laureate Education, Inc.	76/617,376	LAUREATE ONLINE EDUCATION
Laureate Education, Inc.	76/612,711	LAUREATE ONLINE INTERNATIONAL
Laureate Education, Inc.	76/620,360	TU MUNDO. PUEDE SER EL MUNDO ENTERO.
Laureate Education, Inc.	78/939,662	VFE
Laureate Education, Inc.	78/939,668	VFE
Laureate Education, Inc.	78/939,646	VIRTUAL FIELD EXPERIENCE
Laureate Education, Inc.	78/939,650	VIRTUAL FIELD EXPERIENCE
Laureate Education, Inc.	76/620,361	YOUR WORLD. CAN BE THE WHOLE WORLD.
Walden University, Inc.	78/840,225	REAL PEOPLE. REAL CHANGE.

Schedule I

to Security Agreement

Legal Name	Filing Office
Laureate Education, Inc.	Maryland- Department of Assessments & Taxation
Laureate Ventures, Inc.	Delaware Secretary of State
Laureate International Universities, Inc.	Maryland- Department of Assessments & Taxation
International University Ventures, Ltd.	Maryland- Department of Assessments & Taxation
Laureate Properties, Inc. (Delaware)	Delaware Secretary of State
Post-Secondary Education Acquisition Corporation	Delaware Secretary of State
Tuition Finance, Inc.	Maryland- Department of Assessments & Taxation
Laureate Bagby Investors LLC	Maryland- Department of Assessments & Taxation
Walden e-Learning, Inc.	Delaware Secretary of State
The Canter Group of Companies, LLC	California Secretary of State
Laureate Education International Ltd.	Delaware Secretary of State
Canter and Associates, LLC	Delaware Secretary of State
Educational Satellite Services, Inc.	Delaware Secretary of State
Wall Street International Holdings - US I, Inc.	Maryland- Department of Assessments & Taxation
Fleet Street Aviation, LLC	Washington Department of Licensing
LEI Administration, Inc.	Maryland- Department of Assessments & Taxation

Schedule II

to Security Agreement

Grantor Information

Legal Name	All Trade Names	Type of Entity	Jurisdiction of Organization	Organizational Number	Jurisdiction where CEO is Located
Laureate Education, Inc.	Sylvan Learning Systems, Inc.	Corporation	Maryland	D02915940	Maryland
Laureate Ventures, Inc.	Sylvan Ventures, Inc.	Corporation	Delaware	DE-3252902	Maryland
Laureate International Universities, Inc.	Sylvan International Universities, Inc.	Corporation	Maryland	MD-D06765697	Maryland
International University Ventures, Ltd.	Educational Products, Inc.	Corporation	Maryland	MD-D04142550	Maryland
Laureate Properties, Inc. (Delaware)	Sylvan Properties, Inc.	Corporation	Delaware	DE-2729101	Maryland
Post-Secondary Education Acquisition Corporation	Sylvan Learning Corporation	Corporation	Delaware	DE-2059170	Maryland
Tuition Finance, Inc.		Corporation	Maryland	D04638615	Maryland
Laureate Bagby Investors LLC	Sylvan Bagby Investors LLC	Limited Liability Company	Maryland	MD-W05089891	Maryland
Walden e-Learning, Inc.	Laureate Acquisition	Corporation	Delaware	DE-3851983	Maryland

Corporation
The Canter Group of Companies, LLC	The Canter Group of Companies	Limited Liability Company	California	CA-200702510238	Maryland
Laureate Education International Ltd.	Sylvan Learning Systems International, Ltd.	Corporation	Delaware	DE-2441582	Maryland
Canter and Associates, LLC	Canter and Associates, Inc.	Limited Liability Company	Delaware	DE-3132291	Maryland
Educational Satellite Services, Inc.		Corporation	Delaware	DE-3487295	Maryland
Wall Street International Holdings - US I, Inc.		Corporation	Maryland	MD-D07815806	Maryland
Fleet Street Aviation, LLC		Limited Liability Company	Washington	WA-UBI:602464131	Maryland
LEI Administration, Inc.		Corporation	Maryland	MD-Dl1762549	Maryland

SUPPLEMENT NO. 1 dated as of April 1, 2009 to the Security Agreement dated as of August 17, 2007 (as amended, restated, supplemented or otherwise modified or replaced through the date hereof, the “Security Agreement”) among Laureate Education, Inc., a Maryland Corporation (the “Parent Borrower”), each subsidiary of the Parent Borrower listed on the signature pages thereto (each such subsidiary, individually, a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Parent Borrower are referred to collectively herein as the “Grantors”), and Goldman Sachs Credit Partners L.P., as collateral agent (in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below.

A.                                    Reference is made to that certain Credit Agreement dated as of August 17, 2007 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among the Parent Borrower, Iniciativas Culturales de España S.L., a Spanish limited liability company (the “Foreign Subsidiary Borrower” and, together with the Parent Borrower, the “Borrowers” and, each, a “Borrower”), the lenders or other financial institutions or entities from time to time party thereto (the “Lenders”), Goldman Sachs Credit Partners L.P., as Administrative Agent, the Collateral Agent, and other Agents party thereto.

B.                                    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C.                                    The Grantors have entered into the Security Agreement in order to induce the Administrative Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuers to enter into the Credit Agreement and to induce the respective Lenders and Letter of Credit Issuers to make their respective Extensions of Credit to the Borrowers under the Credit Agreement and to induce one or more Hedge Banks to enter into Secured Hedge Agreements with the Borrowers and/or their respective Subsidiaries.

D.                                    Section 9.11 of the Credit Agreement and Section 8.13 of the Security Agreement provide that each Subsidiary of the Parent Borrower that is required to become a party to the Security Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. The undersigned Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement in order to induce the Lenders and the Letter of Credit Issuers to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 8.13 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the ratable Secured Parties, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a lien on and a security interest in all of its right, title and interest in, to and under all of the Collateral of the New Grantor, in each case whether now owned or at any time hereafter acquired by the New Grantor or in which the New Grantor now has or at any time in the future may acquire any right, title or interest. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Parent Borrower. This Supplement shall become effective as to the New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Collateral Agent.

SECTION 4. The New Grantor hereby represents and warrants that (a) set forth on Schedule I hereto is (i) the full legal name of the New Grantor, (ii) to the knowledge of the New Grantor, all trade names or other names under which such Grantor currently conducts business, (iii) the jurisdiction of incorporation or organization of the New Grantor, (iv) the identity or type of organization or corporate structure of the New Grantor, (v) the organizational identification number, if any, of the New Grantor and (vi) the jurisdiction where the chief executive office of the New Grantor is located, and (b) as of the date hereof (i) Schedule II hereto sets forth all of the New Grantor’s Copyright Licenses in which the New Grantor is the exclusive licensee of any United States registered Copyright, (ii) Schedule III hereto sets forth, in proper form for filing with the United States Copyright Office, all of the New Grantor’s United States Copyright registrations (and all applications therefor), (iii) Schedule IV hereto sets forth all of the New Gran tor’s Patent Licenses in which the New Grantor is the exclusive licensee of any United States issued Patents (and all applications therefor), (iv) Schedule V hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of the New Grantor’s United States issued Patents (and all applications therefor), (v) Schedule VI hereto sets forth all of the New Grantor’s Trademark Licenses in which the New Grantor is the exclusive licensee of any Trademarks registered or applied for in the United States, and (vi) Schedule VII hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of the New Grantor’s United States Trademark registrations (and all applications therefor).

2

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERENED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement. All communications and notices here under to the New Grantor shall be given to it in care of the Parent Borrower at the Parent Bor rower’s address set forth in Section 14.2 of the Credit Agreement.

[Remainder of page intentionally left blank.]

3

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

LEI ADMINISTRATION, LLC,
as the New Grantor

By:	/s/ Robert W. Zentz
	Name:	Robert W. Zentz
	Title:	Vice President, Secretary

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Collateral Agent

By:	/s/ Douglas Tansey
	Name:	Douglas Tansey
	Title:	Authorized Signatory

EXECUTION COPY

SUPPLEMENT NO. 2 dated as of July 15, 2011 to the Security Agreement dated as of August 17, 2007 (as amended, restated, supplemented or otherwise modified or replaced through the date hereof, the “Security Agreement”) among Laureate Education, Inc., a Maryland corporation (the “Parent Borrower”), each subsidiary of the Parent Borrower listed on the signature pages thereto (each such subsidiary individually a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Parent Borrower are referred to collectively herein as the “Grantors”), and Goldman Sachs Credit Partners L.P., as collateral agent (in such capacity, the “Collateral Agent”) under the Credit Agreement referred to below.

A.                                            Reference is made to that certain Amended and Restated Credit Agreement dated as of June 16, 2011 (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among the Parent Borrower, the lenders or other financial institutions or entities from time to time party thereto (the “Lenders”), Goldman Sachs Credit Partners L.P., as Administrative Agent and Collateral Agent, and other Agents party thereto.

B.                                            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

C.                                            The Grantors have entered into the Security Agreement in order to induce the Administrative Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and to induce the respective Lenders and Letter of Credit Issuer to make their respective Extensions of Credit to the Parent Borrower under the Credit Agreement and to induce one or more Hedge Banks to enter into Secured Hedge Agreements with the Parent Borrower and/or its Subsidiaries.

D.                                            Section 9.11 of the Credit Agreement and Section 8.13 of the Security Agreement provide that each Subsidiary of the Parent Borrower that is required to become a party to the Security Agreement pursuant to Section 9.11 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement in order to induce the Lenders and the Letter of Credit Issuer to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Collateral Agent and the New Grantors agree as follows:

SECTION 1. In accordance with Section 8.13 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Collateral Agent for the benefit of the Secured Parties, a security interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general equitable principles.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Parent Borrower. This Supplement shall become effective as to each New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Collateral Agent.

SECTION 4. Such New Grantor hereby represents and warrants that (a) set forth on Schedule I hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the identity or type of organization or corporate structure of such New Grantor and (iv) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (b) as of the date hereof (i) Schedule II hereto sets forth all of each New Grantor’s Copyright Licenses, (ii) Schedule III hereto sets forth, in proper form for filing with the United States Copyright Office, all of each New Grantor’s United States Copyright registrations (and all applications therefor), (iii) Schedule IV hereto sets forth all of each New Grantor’s Patent Licenses, (iv) Schedule V hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s United States issued Patents (and all applications therefor), (v) Schedule VI hereto sets forth respects all of each New Grantor’s Trademark Licenses and (vi) Schedule VII hereto sets forth in all material respects, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s United States Trademark registrations (and all applications therefor).

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement. All communications and notices hereunder to each New Grantor shall be given to it in care of the Parent Borrower at the Parent Borrower’s address set forth in Section 14.2 of the Credit Agreement.

IN WITNESS WHEREOF, each New Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

EXETER STREET HOLDINGS LLC

By:	/s/ Robert W. Zentz
Name: Robert W. Zentz
Title: Vice President

[Signature Page to Supplement No. 2 - Security Agreement]

GOLDMAN SACHS CREDIT PARTNERS L.P., as Collateral Agent

By:	/s/ Douglas Tansey
Name: Douglas Tansey
Title: Authorized Signatory